KEYCORP REPORTS THIRD QUARTER 2020 NET INCOME OF $397 MILLION,
OR $.41 PER DILUTED COMMON SHARE
Revenue up 3% from year-ago period, reflecting continued momentum in consumer and commercial businesses

Strong balance sheet with Common Equity Tier 1 Capital of 9.5%, up 40 basis points from prior quarter

Disciplined risk management and underwriting drives credit quality: net charge-offs to average loans of 49 basis points

Double-digit growth in loans and deposits compared to prior year

Noninterest income up 5% from the prior year, driven by growth in payments business and consumer mortgage

    CLEVELAND, October 21, 2020 - KeyCorp (NYSE: KEY) today announced net income from continuing operations attributable to Key common shareholders of $397 million, or $.41 per diluted common share for the third quarter of 2020. This compared to $159 million, or $.16 per diluted common share, for the second quarter of 2020 and $383 million, or $.38 per diluted common share, for the third quarter of 2019, which included $.10 per diluted common share related to notable items.

KeyCorp Reports Third Quarter 2020 Profit
October 21, 2020

Selected Financial Highlights

dollars in millions, except per share data				Change 3Q20 vs.
	3Q20	2Q20	3Q19	2Q20	3Q19
Income (loss) from continuing operations attributable to Key common shareholders	$397	$159	$383	149.7%	3.7%
Income (loss) from continuing operations attributable to Key common shareholders per common share — assuming dilution	.41	.16	.38	156.3	7.9
Return on average tangible common equity from continuing operations (a)	12.19%	4.96%	12.38%	N/A	N/A
Return on average total assets from continuing operations	1.00	.45	1.14	N/A	N/A
Common Equity Tier 1 ratio (b)	9.5	9.1	9.5	N/A	N/A
Book value at period end	$16.25	$16.07	$15.44	1.1%	5.2%
Net interest margin (TE) from continuing operations	2.62%	2.76%	3.00%	N/A	N/A

(a)The table entitled “GAAP to Non-GAAP Reconciliations” in the attached financial supplement presents the computations of certain financial measures related to “Return on average tangible common equity from continuing operations.” The table reconciles the GAAP performance measures to the corresponding non-GAAP measures, which provides a basis for period-to-period comparisons.
(b)9/30/20 ratio is estimated.
TE = Taxable Equivalent, N/A = Not Applicable

INCOME STATEMENT HIGHLIGHTS

Revenue

dollars in millions				Change 3Q20 vs.
	3Q20	2Q20	3Q19	2Q20	3Q19
Net interest income (TE)	$1,006	$1,025	$980	(1.9)%	2.7%
Noninterest income	681	692	650	(1.6)	4.8
Total revenue	$1,687	$1,717	$1,630	(1.7)%	3.5%

TE = Taxable Equivalent
Taxable-equivalent net interest income was $1.0 billion for the third quarter of 2020, compared to taxable-equivalent net interest income of $980 million for the third quarter of 2019. The increase in net interest income reflects higher earning asset balances partially offset by a lower net interest margin. The net interest margin was impacted by lower interest rates and a change in balance sheet mix, including elevated levels of liquidity and Key's participation in the Paycheck Protection Program ("PPP").

Compared to the second quarter of 2020, taxable-equivalent net interest income decreased by $19 million, primarily reflecting lower loan balances. The lower net interest margin was driven by a shift in balance sheet mix, reflecting continued elevated levels of liquidity.

Noninterest Income

dollars in millions				Change 3Q20 vs.
	3Q20	2Q20	3Q19	2Q20	3Q19
Trust and investment services income	$128	$123	$118	4.1%	8.5%
Investment banking and debt placement fees	146	156	176	(6.4)	(17.0)
Service charges on deposit accounts	77	68	86	13.2	(10.5)
Operating lease income and other leasing gains	38	60	42	(36.7)	(9.5)
Corporate services income	51	52	63	(1.9)	(19.0)
Cards and payments income	114	91	69	25.3	65.2
Corporate-owned life insurance income	30	35	32	(14.3)	(6.3)
Consumer mortgage income	51	62	16	(17.7)	218.8
Commercial mortgage servicing fees	18	12	21	50.0	(14.3)
Other income	28	33	27	(15.2)	3.7
Total noninterest income	$681	$692	$650	(1.6)%	4.8%

    Compared to the third quarter of 2019, noninterest income increased by $31 million, primarily driven by a $45 million increase in cards and payments income related to higher prepaid card activity. Additionally,

KeyCorp Reports Third Quarter 2020 Profit
October 21, 2020

consumer mortgage income increased $35 million from the year-ago period, driven by strong loan originations and related fees. These increases were partially offset by a $30 million decline in investment banking and debt placement fees, primarily driven by lower loan syndication and M&A fees.

Compared to the second quarter of 2020, noninterest income decreased by $11 million. The largest driver of the quarterly decrease was a $22 million decline in operating lease income, related to gains on the sale of leveraged leases in the prior quarter. Investment banking and debt placement fees and consumer mortgage income delivered solid results, but both declined versus the prior quarter. Partially offsetting these declines was a $23 million increase in cards and payments income related to higher prepaid card activity and a $9 million increase in service charges on deposit accounts.

Noninterest Expense

dollars in millions				Change 3Q20 vs.
	3Q20	2Q20	3Q19	2Q20	3Q19
Personnel expense	$588	$572	$547	2.8%	7.5%
Nonpersonnel expense	449	441	392	1.8	14.5
Total noninterest expense	$1,037	$1,013	$939	2.4%	10.4%

    Key’s noninterest expense was $1.0 billion for the third quarter of 2020, an increase of $98 million from the year-ago period. The increase is primarily related to higher payments-related expenses from prepaid card activity incurred in the current period, as well as COVID-19-related costs related to steps that the company has taken to ensure the health and safety of teammates. Personnel costs increased by $41 million, reflecting higher production-related incentives, merit increases and employee benefits costs.

    Compared to the second quarter of 2020, noninterest expense increased $24 million. The increase was largely due to payments-related costs (in other expense), as well as higher employee benefits costs, which drove an increase in personnel costs quarter over quarter.

BALANCE SHEET HIGHLIGHTS

Average Loans

dollars in millions				Change 3Q20 vs.
	3Q20	2Q20	3Q19	2Q20	3Q19
Commercial and industrial (a)	$57,067	$60,480	$48,322	(5.6)%	18.1%
Other commercial loans	19,677	19,850	19,016	(.9)	3.5
Total consumer loans	28,175	27,611	24,618	2.0	14.4
Total loans	$104,919	$107,941	$91,956	(2.8)%	14.1%

(a)Commercial and industrial average loan balances include $129 million, $135 million, and $144 million of assets from commercial credit cards at September 30, 2020, June 30, 2020, and September 30, 2019, respectively.

Average loans were $104.9 billion for the third quarter of 2020, an increase of $13.0 billion compared to the third quarter of 2019. Commercial loans increased $9.4 billion, reflecting growth from PPP, as well as core broad-based growth in commercial and industrial loans and increased utilization versus the year-ago period. Consumer loans increased $3.6 billion, driven by strength from Laurel Road and Key's consumer mortgage business.

Compared to the second quarter of 2020, average loans decreased by $3.0 billion. Commercial loans declined as clients paid down elevated line draws from earlier in the year, partly offset by growth in PPP average balances. Consumer loans continue to reflect strength from Laurel Road, as well as Key's consumer mortgage business.

KeyCorp Reports Third Quarter 2020 Profit
October 21, 2020

Average Deposits

dollars in millions				Change 3Q20 vs.
	3Q20	2Q20	3Q19	2Q20	3Q19
Non-time deposits	$127,347	$118,694	$97,205	7.3%	31.0%
Certificates of deposit ($100,000 or more)	3,862	4,950	7,625	(22.0)	(49.4)
Other time deposits	3,735	4,333	5,449	(13.8)	(31.5)
Total deposits	$134,944	$127,977	$110,279	5.4%	22.4%

Cost of total deposits	.16%	.30%	.82%	N/A	N/A

N/A = Not Applicable

    Average deposits totaled $134.9 billion for the third quarter of 2020, an increase of $24.7 billion compared to the year-ago quarter, reflecting growth from consumer and commercial relationships, partially offset by a decline in time deposits as a result of lower interest rates.

Compared to the second quarter of 2020, average deposits increased by $7.0 billion, primarily driven by broad-based commercial growth as well as growth from consumer stimulus payments and lower consumer spending. This growth was offset by a continued decline in time deposits.

ASSET QUALITY

dollars in millions				Change 3Q20 vs.
	3Q20	2Q20	3Q19	2Q20	3Q19
Net loan charge-offs	$128	$96	$196	33.3%	(34.7)%
Net loan charge-offs to average total loans	.49%	.36%	.85%	N/A	N/A
Nonperforming loans at period end	$834	$760	$585	9.7	42.6
Nonperforming assets at period end	1,003	951	711	5.5	41.1
Allowance for loan and lease losses	1,730	1,708	893	1.3	93.7
Allowance for credit losses	1,938	1,906	958	1.7	102.3
Allowance for loan and lease losses to nonperforming loans	207.4%	224.7%	152.6%	N/A	N/A
Allowance for credit losses to nonperforming loans	232.4	250.8	163.8	N/A	N/A
Provision for credit losses	$160	$482	$200	(66.8)%	(20.0)%

N/A = Not Applicable

    Key’s provision for credit losses was $160 million for the third quarter of 2020, compared to $200 million for the third quarter of 2019 (which included $123 million related to a previously-disclosed fraud loss), and $482 million for the second quarter of 2020. The provision for credit losses reflects the adoption of a new accounting standard, often referred to as Current Expected Credit Losses ("CECL"), beginning in the first quarter of 2020. This framework requires that management estimate credit losses over the full remaining expected life and consider expected future changes in macroeconomic conditions.

    The provision for credit losses exceeded net charge-offs by $32 million. Net loan charge-offs for the third quarter of 2020 totaled $128 million, or .49% of average total loans. These results compare to $196 million, or .85%, for the third quarter of 2019 (which included $123 million related to a previously-disclosed fraud loss) and $96 million, or .36%, for the second quarter of 2020. Key’s allowance for credit losses was $1.9 billion, or 1.88% of total period-end loans at September 30, 2020, compared to 1.03% at September 30, 2019, and 1.80% at June 30, 2020.

    At September 30, 2020, Key’s nonperforming loans totaled $834 million, which represented .81% of period-end portfolio loans. These results compare to .63% at September 30, 2019, and .72% at June 30, 2020. Nonperforming assets at September 30, 2020, totaled $1.0 billion, and represented .97% of period-end portfolio loans and OREO and other nonperforming assets. These results compare to .77% at September 30, 2019, and .89% at June 30, 2020.

KeyCorp Reports Third Quarter 2020 Profit
October 21, 2020

CAPITAL

Key’s estimated risk-based capital ratios included in the following table continued to exceed all “well-capitalized” regulatory benchmarks at September 30, 2020.

Capital Ratios

	9/30/2020	6/30/2020	9/30/2019
Common Equity Tier 1 (a)	9.5%	9.1%	9.5%
Tier 1 risk-based capital (a)	10.9	10.5	10.9
Total risk based capital (a)	13.3	12.8	12.9
Tangible common equity to tangible assets (b)	7.8	7.6	8.6
Leverage (a)	8.7	8.8	9.9

(a)9/30/2020 ratio is estimated and reflects Key's election to adopt the CECL optional transition provision.
(b)The table entitled “GAAP to Non-GAAP Reconciliations” in the attached financial supplement presents the computations of certain financial measures related to “tangible common equity.” The table reconciles the GAAP performance measures to the corresponding non-GAAP measures, which provides a basis for period-to-period comparisons.

Key's capital position remained strong in the third quarter of 2020. As shown in the preceding table, at September 30, 2020, Key’s estimated Common Equity Tier 1 and Tier 1 risk-based capital ratios stood at 9.5% and 10.9%, respectively. Key's tangible common equity ratio was 7.8% at September 30, 2020.

    Key has elected the CECL phase-in option provided by regulatory guidance which delays for two years the estimated impact of CECL on regulatory capital and phases it in over three years beginning in 2022. On a fully phased-in basis, Key's Common Equity Tier 1 ratio would be reduced by 31 basis points.

Summary of Changes in Common Shares Outstanding

in thousands				Change 3Q20 vs.
	3Q20	2Q20	3Q19	2Q20	3Q19
Shares outstanding at beginning of period	975,947	975,319	1,003,114	.1%	(2.7)%
Open market repurchases and return of shares under employee compensation plans	(1)	(19)	(15,076)	(94.7)	(100.0)
Shares issued under employee compensation plans (net of cancellations)	259	647	500	(60.0)	(48.2)
Shares outstanding at end of period	976,205	975,947	988,538	—	(1.2)%

    Consistent with Key's 2020 Capital Plan, during the third quarter of 2020, Key declared a dividend of $.185 per common share. Per Key's announcement on March 17, 2020, share repurchase activity has been temporarily suspended in response to the COVID-19 pandemic.

LINE OF BUSINESS RESULTS

    The following table shows the contribution made by each major business segment to Key’s taxable-equivalent revenue from continuing operations and income (loss) from continuing operations attributable to Key for the periods presented. For more detailed financial information pertaining to each business segment, see the tables at the end of this release.

KeyCorp Reports Third Quarter 2020 Profit
October 21, 2020

Major Business Segments

dollars in millions				Change 3Q20 vs.
	3Q20	2Q20	3Q19	2Q20	3Q19
Revenue from continuing operations (TE)
Consumer Bank	$871	$841	$833	3.6%	4.6%
Commercial Bank	804	857	780	(6.2)	3.1
Other (a)	12	19	17	(36.8)	(29.4)
Total	$1,687	$1,717	$1,630	(1.7)%	3.5%

Income (loss) from continuing operations attributable to Key
Consumer Bank	$241	$91	$196	164.8%	23.0%
Commercial Bank	160	101	301	58.4	(46.8)
Other (a)	23	(7)	(84)	N/M	N/M
Total	$424	$185	$413	129.2%	2.7%

(a)Other includes other segments that consists of corporate treasury, our principal investing unit, and various exit portfolios as well as reconciling items which primarily represents the unallocated portion of nonearning assets of corporate support functions. Charges related to the funding of these assets are part of net interest income and are allocated to the business segments through noninterest expense. Reconciling items also includes intercompany eliminations and certain items that are not allocated to the business segments because they do not reflect their normal operations.
TE = Taxable Equivalent, N/M = Not Meaningful

Consumer Bank

dollars in millions				Change 3Q20 vs.
	3Q20	2Q20	3Q19	2Q20	3Q19
Summary of operations
Net interest income (TE)	$604	$594	$595	1.7%	1.5%
Noninterest income	267	247	238	8.1	12.2
Total revenue (TE)	871	841	833	3.6	4.6
Provision for credit losses	(16)	167	48	N/M	N/M
Noninterest expense	571	555	529	2.9	7.9
Income (loss) before income taxes (TE)	316	119	256	165.5	23.4
Allocated income taxes (benefit) and TE adjustments	75	28	60	167.9	25.0
Net income (loss) attributable to Key	$241	$91	$196	164.8%	23.0%

Average balances
Loans and leases	$41,471	$39,197	$32,760	5.8%	26.6%
Total assets	44,888	44,088	36,397	1.8	23.3
Deposits	83,175	79,502	72,995	4.6	13.9

Assets under management at period end	$41,312	$39,722	$39,416	4.0%	4.8%

TE = Taxable Equivalent

KeyCorp Reports Third Quarter 2020 Profit
October 21, 2020

Additional Consumer Bank Data

dollars in millions				Change 3Q20 vs.
	3Q20	2Q20	3Q19	2Q20	3Q19
Noninterest income
Trust and investment services income	$100	$87	$90	14.9%	11.1%
Service charges on deposit accounts	44	38	58	15.8	(24.1)
Cards and payments income	55	47	52	17.0	5.8
Consumer mortgage income	51	62	16	(17.7)	218.8
Other noninterest income	17	13	22	30.8	(22.7)
Total noninterest income	$267	$247	$238	8.1%	12.2%

Average deposit balances
NOW and money market deposit accounts	$52,550	$49,152	$43,638	6.9%	20.4%
Savings deposits	5,169	4,817	4,406	7.3	17.3
Certificates of deposit ($100,000 or more)	3,550	4,520	6,488	(21.5)	(45.3)
Other time deposits	3,701	4,296	5,430	(13.9)	(31.8)
Noninterest-bearing deposits	18,205	16,717	13,033	8.9	39.7
Total deposits	$83,175	$79,502	$72,995	4.6%	13.9%

Home equity loans
Average balance	$9,528	$9,893	$10,413
Combined weighted-average loan-to-value ratio (at date of origination)	70%	70%	70%
Percent first lien positions	64	63	60

Other data
Branches	1,077	1,077	1,101
Automated teller machines	1,388	1,394	1,422

Consumer Bank Summary of Operations (3Q20 vs. 3Q19)

•Net income attributable to Key of $241 million for the third quarter of 2020, compared to $196 million for the year-ago quarter
•Taxable-equivalent net interest income increased by $9 million, or 1.5%, compared to the third quarter of 2019, as a result of strong balance sheet growth, partially offset by the lower interest rate environment
•Average loans and leases increased $8.7 billion, or 26.6%, driven by benefit from the PPP, as well as growth from consumer mortgage and Laurel Road
•Average deposits increased $10.2 billion, or 13.9%, from the third quarter of 2019, driven by consumer stimulus payments and relationship growth
•Provision for credit losses decreased $64 million compared to the third quarter of 2019, due to lower net charge-offs and a reduced allowance, driven by improved macroeconomic factors and continued strength in client credit quality
•Noninterest income increased $29 million, or 12.2%, from the year ago quarter, driven by strength in consumer mortgage income and higher trust and investment services income, partially offset by lower consumer spend activity
•Noninterest expense increased $42 million, or 7.9%, from the year ago quarter driven by higher variable expenses from production-related incentives and higher loan volumes

KeyCorp Reports Third Quarter 2020 Profit
October 21, 2020

Commercial Bank

dollars in millions				Change 3Q20 vs.
	3Q20	2Q20	3Q19	2Q20	3Q19
Summary of operations
Net interest income (TE)	$421	$452	$399	(6.9)%	5.5%
Noninterest income	383	405	381	(5.4)	.5
Total revenue (TE)	804	857	780	(6.2)	3.1
Provision for credit losses	163	314	32	(48.1)	409.4
Noninterest expense	443	438	378	1.1	17.2
Income (loss) before income taxes (TE)	198	105	370	88.6	(46.5)
Allocated income taxes and TE adjustments	38	4	69	850.0	(44.9)
Net income (loss) attributable to Key	$160	$101	$301	58.4%	(46.8)%

Average balances
Loans and leases	$62,925	$68,038	$58,215	(7.5)%	8.1%
Loans held for sale	1,383	2,012	1,325	(31.3)	4.4
Total assets	72,613	76,974	66,549	(5.7)	9.1
Deposits	51,238	47,685	36,204	7.5%	41.5%

TE = Taxable Equivalent, N/M = Not Meaningful

Additional Commercial Bank Data

dollars in millions				Change 3Q20 vs.
	3Q20	2Q20	3Q19	2Q20	3Q19
Noninterest income
Trust and investment services income	$28	$36	$28	(22.2)%	—
Investment banking and debt placement fees	146	156	176	(6.4)	(17.0)%
Operating lease income and other leasing gains	38	46	40	(17.4)	(5.0)

Corporate services income	44	45	56	(2.2)	(21.4)
Service charges on deposit accounts	32	30	27	6.7	18.5
Cards and payments income	59	44	16	34.1	268.8
Payments and services income	135	119	99	13.4	36.4

Commercial mortgage servicing fees	18	12	20	50.0	(10.0)
Other noninterest income	18	36	18	(50.0)	—
Total noninterest income	$383	$405	$381	(5.4)%	.5%

N/M = Not Meaningful

Commercial Bank Summary of Operations (3Q20 vs. 3Q19)

•Net income attributable to Key of $160 million for the third quarter of 2020, compared to $301 million for the year-ago quarter
•Taxable-equivalent net interest income increased by $22 million, or 5.5%, compared to the third quarter of 2019, with balance sheet growth partially offset by the lower interest rate environment
•Average loan and lease balances increased $4.7 billion, or 8.1%, compared to the third quarter of 2019 driven by growth in commercial and industrial loans from line draws and PPP loans
•Average deposit balances increased $15 billion, or 41.5%, compared to the third quarter of 2019, driven by growth in targeted relationships and the impact of government programs
•Provision for credit losses increased $131 million compared to the third quarter of 2019, driven by an increase in net charge-offs and higher reserve levels
•Noninterest income increased $2 million, from the third quarter of 2019, as higher cards and payments income related to prepaid card revenue was partially offset by declines in investment banking and corporate services income
•Noninterest expense increased by $65 million, or 17.2%, from the third quarter of 2019 driven by elevated variable expenses related to prepaid card

KeyCorp Reports Third Quarter 2020 Profit
October 21, 2020

*******************************************

KeyCorp's roots trace back 190 years to Albany, New York. Headquartered in Cleveland, Ohio, Key is one of the nation’s largest bank-based financial services companies, with assets of approximately $170.5 billion at September 30, 2020.

Key provides deposit, lending, cash management, and investment services to individuals and businesses in 15 states under the name KeyBank National Association through a network of more than 1,000 branches and approximately 1,400 ATMs. Key also provides a broad range of sophisticated corporate and investment banking products, such as merger and acquisition advice, public and private debt and equity, syndications and derivatives to middle market companies in selected industries throughout the United States under the KeyBanc Capital Markets trade name. For more information, visit https://www.key.com/. KeyBank is Member FDIC.

KeyCorp Reports Third Quarter 2020 Profit
October 21, 2020

CONTACTS:

ANALYSTS	MEDIA
Vernon L. Patterson	Susan Donlan
216.689.0520	216.471.3133
Vernon_Patterson@KeyBank.com	Susan_E_Donlan@KeyBank.com

Melanie S. Kaiser	Tracy Pesho
216.689.4545	216.471.2825
Melanie_S_Kaiser@KeyBank.com	Tracy_Pesho@KeyBank.com

Twitter: @keybank

INVESTOR RELATIONS:	KEY MEDIA NEWSROOM:
www.key.com/ir	www.key.com/newsroom

This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements do not relate strictly to historical or current facts. Forward-looking statements usually can be identified by the use of words such as “goal,” “objective,” “plan,” “expect,” “assume,” “anticipate,” “intend,” “project,” “believe,” “estimate,” or other words of similar meaning. Forward-looking statements provide our current expectations or forecasts of future events, circumstances, results, or aspirations. Forward-looking statements, by their nature, are subject to assumptions, risks and uncertainties, many of which are outside of our control. Our actual results may differ materially from those set forth in our forward-looking statements. There is no assurance that any list of risks and uncertainties or risk factors is complete. Factors that could cause Key’s actual results to differ from those described in the forward-looking statements can be found in KeyCorp’s Form 10-K for the year ended December 31, 2019, as well as in KeyCorp’s subsequent SEC filings, all of which have been or will be filed with the Securities and Exchange Commission (the “SEC”) and are or will be available on Key’s website (www.key.com/ir) and on the SEC’s website (www.sec.gov). These factors may include, among others: deterioration of commercial real estate market fundamentals, adverse changes in credit quality trends, declining asset prices, a reversal of the U.S. economic recovery due to financial, political, or other shocks, and the extensive regulation of the U.S. financial services industry. In addition to the aforementioned factors, the COVID–19 global pandemic is adversely affecting us, our clients, and third–party service providers, among others, and its impact may adversely affect our business and results of operations over a period of time. Any forward-looking statements made by us or on our behalf speak only as of the date they are made and we do not undertake any obligation to update any forward-looking statement to reflect the impact of subsequent events or circumstances.

Notes to Editors:
A live Internet broadcast of KeyCorp’s conference call to discuss quarterly results and currently anticipated earnings trends and to answer analysts’ questions can be accessed through the Investor Relations section at https://www.key.com/ir at 9:00 a.m. ET, on Wednesday, October 21, 2020. A replay of the call will be available through November 4, 2020.
For up-to-date company information, media contacts, and facts and figures about Key’s lines of business, visit our Media Newsroom at https://www.key.com/newsroom.

*****

KeyCorp Reports Third Quarter 2020 Profit
October 21, 2020

KeyCorp
Third Quarter 2020
Financial Supplement

Page
12	Financial Highlights
14	GAAP to Non-GAAP Reconciliation
16	Consolidated Balance Sheets
17	Consolidated Statements of Income
18	Consolidated Average Balance Sheets, and Net Interest Income and Yields/Rates From Continuing Operations
20	Noninterest Expense
20	Personnel Expense
21	Loan Composition
21	Loans Held for Sale Composition
21	Summary of Changes in Loans Held for Sale
22	Summary of Loan and Lease Loss Experience From Continuing Operations
23	Asset Quality Statistics From Continuing Operations
23	Summary of Nonperforming Assets and Past Due Loans From Continuing Operations
23	Summary of Changes in Nonperforming Loans From Continuing Operations
24	Line of Business Results

KeyCorp Reports Third Quarter 2020 Profit
October 21, 2020

Financial Highlights
(dollars in millions, except per share amounts)
	Three months ended
	9/30/2020	6/30/2020	9/30/2019
Summary of operations
Net interest income (TE)	$1,006	$1,025	$980
Noninterest income	681	692	650
Total revenue (TE)	1,687	1,717	1,630
Provision for credit losses	160	482	200
Noninterest expense	1,037	1,013	939
Income (loss) from continuing operations attributable to Key	424	185	413
Income (loss) from discontinued operations, net of taxes	4	2	3
Net income (loss) attributable to Key	428	187	416

Income (loss) from continuing operations attributable to Key common shareholders	397	159	383
Income (loss) from discontinued operations, net of taxes	4	2	3
Net income (loss) attributable to Key common shareholders	401	161	386

Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$.41	$.16	$.39
Income (loss) from discontinued operations, net of taxes	—	—	—
Net income (loss) attributable to Key common shareholders (a)	.41	.17	.39

Income (loss) from continuing operations attributable to Key common shareholders — assuming dilution	.41	.16	.38
Income (loss) from discontinued operations, net of taxes — assuming dilution	—	—	—
Net income (loss) attributable to Key common shareholders — assuming dilution (a)	.41	.17	.39

Cash dividends declared	.185	.185	.185
Book value at period end	16.25	16.07	15.44
Tangible book value at period end	13.32	13.12	12.48
Market price at period end	11.93	12.18	17.84

Performance ratios
From continuing operations:
Return on average total assets	1.00%	.45%	1.14%
Return on average common equity	9.98	4.05	9.99
Return on average tangible common equity (b)	12.19	4.96	12.38
Net interest margin (TE)	2.62	2.76	3.00
Cash efficiency ratio (b)	60.6	57.9	56.0

From consolidated operations:
Return on average total assets	1.00%	.46%	1.14%
Return on average common equity	10.08	4.10	10.07
Return on average tangible common equity (b)	12.31	5.02	12.48
Net interest margin (TE)	2.62	2.76	2.98
Loan to deposit (c)	77.2	80.4	85.3

Capital ratios at period end
Key shareholders’ equity to assets	10.4%	10.2%	11.7%
Key common shareholders’ equity to assets	9.3	9.2	10.4
Tangible common equity to tangible assets (b)	7.8	7.6	8.6
Common Equity Tier 1 (d)	9.5	9.1	9.5
Tier 1 risk-based capital (d)	10.9	10.5	10.9
Total risk-based capital (d)	13.3	12.8	12.9
Leverage (d)	8.7	8.8	9.9

Asset quality — from continuing operations
Net loan charge-offs	$128	$96	$196
Net loan charge-offs to average loans	.49%	.36%	.85%
Allowance for loan and lease losses	$1,730	$1,708	$893
Allowance for credit losses	1,938	1,906	958
Allowance for loan and lease losses to period-end loans	1.68%	1.61%	.96%
Allowance for credit losses to period-end loans	1.88	1.80	1.03
Allowance for loan and lease losses to nonperforming loans (e)	207.4	224.7	152.6
Allowance for credit losses to nonperforming loans (e)	232.4	250.8	163.8
Nonperforming loans at period-end (e)	$834	$760	$585
Nonperforming assets at period-end (e)	1,003	951	711
Nonperforming loans to period-end portfolio loans (e)	.81%	.72%	.63%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets (e)	.97	.89	.77

Trust assets
Assets under management	$41,312	$39,722	$39,416

Other data
Average full-time equivalent employees	17,097	16,646	16,898
Branches	1,077	1,077	1,101

Taxable-equivalent adjustment	$6	$7	$8

KeyCorp Reports Third Quarter 2020 Profit
October 21, 2020

Financial Highlights (continued)
(dollars in millions, except per share amounts)
	Nine months ended
	9/30/2020	9/30/2019
Summary of operations
Net interest income (TE)	$3,020	$2,954
Noninterest income	1,850	1,808
Total revenue (TE)	4,870	4,762
Provision for credit losses	1,001	336
Noninterest expense	2,981	2,921
Income (loss) from continuing operations attributable to Key	754	1,242
Income (loss) from discontinued operations, net of taxes	7	6
Net income (loss) attributable to Key	761	1,248

Income (loss) from continuing operations attributable to Key common shareholders	$674	$1,172
Income (loss) from discontinued operations, net of taxes	7	6
Net income (loss) attributable to Key common shareholders	681	1,178

Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$.70	$1.17
Income (loss) from discontinued operations, net of taxes	.01	.01
Net income (loss) attributable to Key common shareholders (a)	.70	1.18

Income (loss) from continuing operations attributable to Key common shareholders — assuming dilution	.69	1.16
Income (loss) from discontinued operations, net of taxes — assuming dilution	.01	.01
Net income (loss) attributable to Key common shareholders — assuming dilution (a)	.70	1.17

Cash dividends paid	.555	.525

Performance ratios
From continuing operations:
Return on average total assets	.63%	1.17%
Return on average common equity	5.75	10.62
Return on average tangible common equity (b)	7.06	13.23
Net interest margin (TE)	2.78	3.06
Cash efficiency ratio (b)	60.2	59.9

From consolidated operations:
Return on average total assets	.63%	1.16%
Return on average common equity	5.81	10.68
Return on average tangible common equity (b)	7.13	13.30
Net interest margin (TE)	2.78	3.05

Asset quality — from continuing operations
Net loan charge-offs	$308	$325
Net loan charge-offs to average total loans	.40%	.48%

Other data
Average full-time equivalent employees	16,758	17,217

Taxable-equivalent adjustment	21	24
(a)Earnings per share may not foot due to rounding.
(b)The following table entitled “GAAP to Non-GAAP Reconciliations” presents the computations of certain financial measures related to “tangible common equity” and “cash efficiency.” The table reconciles the GAAP performance measures to the corresponding non-GAAP measures, which provides a basis for period-to-period comparisons.
(c)Represents period-end consolidated total loans and loans held for sale divided by period-end consolidated total deposits.
(d)September 30, 2020, ratio is estimated and reflects Key's election to adopt the CECL optional transition provision.

KeyCorp Reports Third Quarter 2020 Profit
October 21, 2020

GAAP to Non-GAAP Reconciliations
(dollars in millions)
The table below presents certain non-GAAP financial measures related to “tangible common equity,” “return on average tangible common equity,” “pre-provision net revenue," and “cash efficiency ratio" and certain ratios excluding notable items.

Notable items include certain revenue or expense items that may occur in a reporting period which management does not consider indicative of ongoing financial performance. Management believes it is useful to consider certain financial metrics with and without notable items, in order to enable a better understanding of company results, increase comparability of period-to-period results, and to evaluate and forecast those results.

The tangible common equity ratio and the return on average tangible common equity ratio have been a focus for some investors, and management believes these ratios may assist investors in analyzing Key’s capital position without regard to the effects of intangible assets and preferred stock.

The table also shows the computation for pre-provision net revenue, which is not formally defined by GAAP. Management believes that eliminating the effects of the provision for credit losses makes it easier to analyze the results by presenting them on a more comparable basis.

The cash efficiency ratio is a ratio of two non-GAAP performance measures. As such, there is no directly comparable GAAP performance measure. The cash efficiency ratio performance measure removes the impact of Key’s intangible asset amortization from the calculation. Management believes this ratio provide greater consistency and comparability between Key’s results and those of its peer banks. Additionally, this ratio is used by analysts and investors as they develop earnings forecasts and peer bank analysis.

Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied, and are not audited. Although these non-GAAP financial measures are frequently used by investors to evaluate a company, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP.

	Three months ended			Nine months ended
	9/30/2020	6/30/2020	9/30/2019	9/30/2020	9/30/2019
Tangible common equity to tangible assets at period-end
Key shareholders’ equity (GAAP)	$17,722	$17,542	$17,116
Less: Intangible assets (a)	2,862	2,877	2,928
Preferred Stock (b)	1,856	1,856	1,856
Tangible common equity (non-GAAP)	$13,004	$12,809	$12,332
Total assets (GAAP)	$170,540	$171,192	$146,691
Less: Intangible assets (a)	2,862	2,877	2,928
Tangible assets (non-GAAP)	$167,678	$168,315	$143,763
Tangible common equity to tangible assets ratio (non-GAAP)	7.8%	7.6%	8.6%
Pre-provision net revenue
Net interest income (GAAP)	$1,000	$1,018	$972	$2,999	$2,930
Plus: Taxable-equivalent adjustment	6	7	8	21	24
Noninterest income	681	692	650	1,850	1,808
Less: Noninterest expense	1,037	1,013	939	2,981	2,921
Pre-provision net revenue from continuing operations (non-GAAP)	$650	$704	$691	$1,889	$1,841
Average tangible common equity
Average Key shareholders' equity (GAAP)	$17,730	$17,688	$17,113	$17,545	$16,454
Less: Intangible assets (average) (c)	2,870	2,886	2,942	2,886	2,905
Preferred stock (average)	1,900	1,900	1,900	1,900	1,705
Average tangible common equity (non-GAAP)	$12,960	$12,902	$12,271	$12,759	$11,844
Return on average tangible common equity from continuing operations
Net income (loss) from continuing operations attributable to Key common shareholders (GAAP)	$397	$159	$383	$674	$1,172
Plus: Notable items, after tax (d)	—	—	94	—	154
Net income (loss) from continuing operations attributable to Key common shareholders excluding notable items (non-GAAP)	$397	$159	$477	$674	$1,326
Average tangible common equity (non-GAAP)	12,960	12,902	12,271	12,759	11,844

Return on average tangible common equity from continuing operations (non-GAAP)	12.19%	4.96%	12.38%	7.06%	13.23%
Return on average tangible common equity from continuing operations excluding notable items (non-GAAP)	12.19%	4.96%	15.42%	7.06%	14.97%
Return on average tangible common equity consolidated
Net income (loss) attributable to Key common shareholders (GAAP)	$401	$161	$386	$681	$1,178
Average tangible common equity (non-GAAP)	12,960	12,902	12,271	12,759	11,844

Return on average tangible common equity consolidated (non-GAAP)	12.31%	5.02%	12.48%	7.13%	13.30%

KeyCorp Reports Third Quarter 2020 Profit
October 21, 2020

GAAP to Non-GAAP Reconciliations (continued)
(dollars in millions)
	Three months ended			Nine months ended
	9/30/2020	6/30/2020	9/30/2019	9/30/2020	9/30/2019
Cash efficiency ratio
Noninterest expense (GAAP)	$1,037	$1,013	$939	$2,981	$2,921
Less: Intangible asset amortization	15	18	26	50	70
Adjusted noninterest expense (non-GAAP)	$1,022	$995	$913	$2,931	$2,851
Less: Notable items (d)	—	—	—	—	78
Adjusted noninterest expense excluding notable items (non-GAAP)	$1,022	$995	$913	$2,931	$2,773

Net interest income (GAAP)	$1,000	$1,018	$972	$2,999	$2,930
Plus: Taxable-equivalent adjustment	6	7	8	21	24
Noninterest income	681	692	650	1,850	1,808
Total taxable-equivalent revenue (non-GAAP)	$1,687	$1,717	$1,630	$4,870	$4,762

Cash efficiency ratio (non-GAAP)	60.6%	57.9%	56.0%	60.2%	59.9%

Cash efficiency ratio excluding notable items (non-GAAP)	60.6%	57.9%	56.0%	60.2%	58.2%
(a)For the three months ended September 30, 2020, June 30, 2020, and September 30, 2019, intangible assets exclude $5 million, $5 million, and $9 million, respectively, of period-end purchased credit card receivables.
(b)Net of capital surplus.
(c)For the three months ended September 30, 2020, June 30, 2020, and September 30, 2019, average intangible assets exclude $5 million, $6 million, and $9 million, respectively, of average purchased credit card receivables. For the nine months ended September 30, 2020, and September 30, 2019, average intangible assets exclude $6 million and $11 million, respectively, of average purchase credit card receivables.
(d)Additional detail provided in Notable Items table on page 24 of this release.
GAAP = U.S. generally accepted accounting principles

KeyCorp Reports Third Quarter 2020 Profit
October 21, 2020

Consolidated Balance Sheets
(dollars in millions)

	9/30/2020	6/30/2020	9/30/2019
Assets
Loans	$103,081	$106,159	$92,760
Loans held for sale	1,724	2,007	1,598
Securities available for sale	26,895	23,600	22,378
Held-to-maturity securities	8,384	9,075	10,490
Trading account assets	733	645	963
Short-term investments	14,148	14,036	3,351
Other investments	620	655	620
Total earning assets	155,585	156,177	132,160
Allowance for loan and lease losses	(1,730)	(1,708)	(893)
Cash and due from banks	956	1,059	636
Premises and equipment	765	776	815
Goodwill	2,664	2,664	2,664
Other intangible assets	203	218	272
Corporate-owned life insurance	4,274	4,251	4,216
Accrued income and other assets	7,084	6,976	5,881
Discontinued assets	739	779	940
Total assets	$170,540	171,192	146,691

Liabilities
Deposits in domestic offices:
NOW and money market deposit accounts	$80,791	$78,853	$65,604
Savings deposits	5,585	5,371	4,668
Certificates of deposit ($100,000 or more)	3,345	4,476	7,194
Other time deposits	3,450	4,011	5,300
Total interest-bearing deposits	93,171	92,711	82,766
Noninterest-bearing deposits	43,575	42,802	28,883
Total deposits	136,746	135,513	111,649
Federal funds purchased and securities sold under repurchase agreements	213	267	182
Bank notes and other short-term borrowings	818	1,716	700
Accrued expense and other liabilities	2,356	2,420	2,574
Long-term debt	12,685	13,734	14,470
Total liabilities	152,818	153,650	129,575

Equity
Preferred stock	1,900	1,900	1,900
Common shares	1,257	1,257	1,257
Capital surplus	6,263	6,240	6,287
Retained earnings	12,375	12,154	12,209
Treasury stock, at cost	(4,940)	(4,945)	(4,696)
Accumulated other comprehensive income (loss)	867	936	159
Key shareholders’ equity	17,722	17,542	17,116
Noncontrolling interests	—	—	—
Total equity	17,722	17,542	17,116
Total liabilities and equity	$170,540	$171,192	$146,691

Common shares outstanding (000)	976,205	975,947	988,538

KeyCorp Reports Third Quarter 2020 Profit
October 21, 2020

Consolidated Statements of Income
(dollars in millions, except per share amounts)
	Three months ended			Nine months ended
	9/30/2020	6/30/2020	9/30/2019	9/30/2020	9/30/2019
Interest income
Loans	$927	$980	$1,073	$2,933	$3,221
Loans held for sale	18	21	18	58	46
Securities available for sale	115	121	136	365	400
Held-to-maturity securities	53	56	64	171	199
Trading account assets	3	5	7	16	24
Short-term investments	1	7	16	14	49
Other investments	2	—	3	3	11
Total interest income	1,119	1,190	1,317	3,560	3,950
Interest expense
Deposits	54	96	227	319	652
Federal funds purchased and securities sold under repurchase agreements	—	—	—	6	1
Bank notes and other short-term borrowings	1	5	4	11	13
Long-term debt	64	71	114	225	354
Total interest expense	119	172	345	561	1020
Net interest income	1,000	1,018	972	2,999	2,930
Provision for credit losses	160	482	200	1,001	336
Net interest income after provision for credit losses	840	536	772	1,998	2,594
Noninterest income
Trust and investment services income	128	123	118	384	355
Investment banking and debt placement fees	146	156	176	418	449
Service charges on deposit accounts	77	68	86	229	251
Operating lease income and other leasing gains	38	60	42	128	123
Corporate services income	51	52	63	165	171
Cards and payments income	114	91	69	271	208
Corporate-owned life insurance income	30	35	32	101	97
Consumer mortgage income	51	62	16	133	42
Commercial mortgage servicing fees	18	12	21	48	58
Other income	28	33	27	(27)	54
Total noninterest income	681	692	650	1,850	1,808
Noninterest expense
Personnel	588	572	547	1,675	1,699
Net occupancy	76	71	72	223	217
Computer processing	59	56	53	170	163
Business services and professional fees	49	49	43	142	132
Equipment	25	25	27	74	75
Operating lease expense	33	34	33	103	91
Marketing	22	24	26	67	69
FDIC assessment	6	8	7	23	23
Intangible asset amortization	15	18	26	50	70
OREO expense, net	(1)	6	3	8	10
Other expense	165	150	102	446	372
Total noninterest expense	1,037	1,013	939	2,981	2,921
Income (loss) from continuing operations before income taxes	484	215	483	867	1,481
Income taxes	60	30	70	113	239
Income (loss) from continuing operations	424	185	413	754	1,242
Income (loss) from discontinued operations, net of taxes	4	2	3	7	6
Net income (loss)	428	187	416	761	1,248
Less: Net income (loss) attributable to noncontrolling interests	—	—	—	—	—
Net income (loss) attributable to Key	$428	$187	$416	$761	$1,248

Income (loss) from continuing operations attributable to Key common shareholders	$397	$159	$383	$674	$1,172
Net income (loss) attributable to Key common shareholders	401	161	386	681	1,178
Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$.41	$.16	$.39	$.70	$1.17
Income (loss) from discontinued operations, net of taxes	—	—	—	.01	.01
Net income (loss) attributable to Key common shareholders (a)	.41	.17	.39	.70	1.18
Per common share — assuming dilution
Income (loss) from continuing operations attributable to Key common shareholders	$.41	$.16	$.38	$.69	$1.16
Income (loss) from discontinued operations, net of taxes	—	—	—	.01	.01
Net income (loss) attributable to Key common shareholders (a)	.41	.17	.39	.70	1.17

Cash dividends declared per common share	$.185	$.185	$.185	$.555	$.525

Weighted-average common shares outstanding (000)	967,804	967,147	988,319	967,632	998,268
Effect of common share options and other stock awards	6,184	4,994	10,009	6,648	9,632
Weighted-average common shares and potential common shares outstanding (000) (b)	973,988	972,141	998,328	974,280	1,007,900
(a)Earnings per share may not foot due to rounding.
(b)Assumes conversion of common share options and other stock awards, as applicable.

KeyCorp Reports Third Quarter 2020 Profit
October 21, 2020

Consolidated Average Balance Sheets, and Net Interest Income and Yields/Rates From Continuing Operations
(dollars in millions)
	Third Quarter 2020			Second Quarter 2020			Third Quarter 2019
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Interest (a)	Rate (a)	Balance	Interest (a)	Rate (a)	Balance	Interest (a)	Rate (a)
Assets
Loans: (b), (c)
Commercial and industrial (d)	$57,067	$474	3.31%	$60,480	$518	3.44%	$48,322	$543	4.46%
Real estate — commercial mortgage	13,202	117	3.54	13,510	128	3.80	13,056	163	4.95
Real estate — construction	1,987	18	3.57	1,756	17	3.97	1,463	19	5.22
Commercial lease financing	4,488	35	3.10	4,584	33	2.96	4,497	42	3.68
Total commercial loans	76,744	644	3.34	80,330	696	3.49	67,338	767	4.52
Real estate — residential mortgage	8,398	73	3.46	7,783	69	3.57	6,256	62	3.97
Home equity loans	9,580	91	3.82	9,949	97	3.89	10,488	132	4.97
Consumer direct loans	4,403	56	5.07	4,152	55	5.24	2,548	45	6.99
Credit cards	967	25	10.24	983	25	10.22	1,100	32	11.59
Consumer indirect loans	4,827	44	3.66	4,744	45	3.82	4,226	43	4.10
Total consumer loans	28,175	289	4.10	27,611	291	4.22	24,618	314	5.07
Total loans	104,919	933	3.55	107,941	987	3.67	91,956	1,081	4.67
Loans held for sale	1,924	18	3.61	2,463	21	3.50	1,558	18	4.65
Securities available for sale (b), (e)	24,941	115	1.90	20,749	121	2.43	21,867	136	2.52
Held-to-maturity securities (b)	8,677	53	2.44	9,331	56	2.43	10,684	64	2.41
Trading account assets	686	3	2.08	760	5	2.43	884	7	3.00
Short-term investments	12,525	1.04		7,892	7	0.31	2,861	16	2.19
Other investments (e)	640	2	1.49	672	—	.29	624	3	1.82
Total earning assets	154,312	1,125	2.93	149,808	1,197	3.22	130,434	1,325	4.05
Allowance for loan and lease losses	(1,696)			(1,413)			(881)
Accrued income and other assets	16,195			15,704			14,605
Discontinued assets	752			793			957
Total assets	$169,563			$164,892			$145,115
Liabilities
NOW and money market deposit accounts	$80,175	26.13		$75,297	56.30		$64,595	154.94
Savings deposits	5,478	1.04		5,130	—	.04	4,709	1.10
Certificates of deposit ($100,000 or more)	3,862	16	1.60	4,950	24	1.93	7,625	45	2.37
Other time deposits	3,735	11	1.17	4,333	16	1.52	5,449	27	1.96
Total interest-bearing deposits	93,250	54.23		89,710	96.43		82,378	227	1.09
Federal funds purchased and securities sold under repurchase agreements	225	—	.05	242	—	.03	187	—	.50
Bank notes and other short-term borrowings	761	1.68		2,869	5.57		626	4	2.04
Long-term debt (f), (g)	12,801	64	2.12	12,954	71	2.30	13,347	114	3.51
Total interest-bearing liabilities	107,037	119.45		105,775	172.66		96,538	345	1.42
Noninterest-bearing deposits	41,694			38,267			27,901
Accrued expense and other liabilities	2,350			2,369			2,605
Discontinued liabilities (g)	752			793			957
Total liabilities	151,833			147,204			128,001
Equity
Key shareholders’ equity	17,730			17,688			17,113
Noncontrolling interests	—			—			1
Total equity	17,730			17,688			17,114
Total liabilities and equity	$169,563			$164,892			$145,115
Interest rate spread (TE)			2.48%			2.56%			2.63%
Net interest income (TE) and net interest margin (TE)		1,006	2.62%		1,025	2.76%		980	3.00%
TE adjustment (b)		6			7			8
Net interest income, GAAP basis		$1,000			$1,018			$972
(a)Results are from continuing operations. Interest excludes the interest associated with the liabilities referred to in (g) below, calculated using a matched funds transfer pricing methodology.
(b)Interest income on tax-exempt securities and loans has been adjusted to a taxable-equivalent basis using the statutory federal income tax rate of 21% for the three months ended September 30, 2020, June 30, 2020, and September 30, 2019.
(c)For purposes of these computations, nonaccrual loans are included in average loan balances.
(d)Commercial and industrial average balances include $129 million, $135 million, and $144 million of assets from commercial credit cards for the three months ended September 30, 2020, June 30, 2020, and September 30, 2019, respectively.
(e)Yield is calculated on the basis of amortized cost.
(f)Rate calculation excludes basis adjustments related to fair value hedges.
(g)A portion of long-term debt and the related interest expense is allocated to discontinued liabilities as a result of applying Key’s matched funds transfer pricing methodology to discontinued operations.
TE = Taxable Equivalent, GAAP = U.S. generally accepted accounting principles

KeyCorp Reports Third Quarter 2020 Profit
October 21, 2020

Consolidated Average Balance Sheets, and Net Interest Income and Yields/Rates From Continuing Operations
(dollars in millions)
	Nine months ended September 30, 2020			Nine months ended September 30, 2019
	Average		Yield/	Average		Yield/
	Balance	Interest (a)	Rate (a)	Balance	Interest (a)	Rate (a)
Assets
Loans: (b), (c)
Commercial and industrial (d)	$55,676	$1,500	3.60%	$47,191	$1,622	4.59%
Real estate — commercial mortgage	13,419	400	3.98	13,744	517	5.03
Real estate — construction	1,804	55	4.06	1,482	60	5.37
Commercial lease financing	4,546	107	3.15	4,490	124	3.66
Total commercial loans	75,445	2,062	3.65	66,907	2,323	4.64
Real estate — residential mortgage	7,801	210	3.59	5,866	176	4.00
Home equity loans	9,894	301	4.07	10,726	404	5.03
Consumer direct loans	4,089	165	5.38	2,256	125	7.42
Credit cards	1,010	81	10.68	1,099	95	11.55
Consumer indirect loans	4,779	135	3.78	3,951	122	4.13
Total consumer loans	27,573	892	4.32	23,898	922	5.15
Total loans	103,018	2,954	3.83	90,805	3,245	4.77
Loans held for sale	2,090	58	3.68	1,329	46	4.64
Securities available for sale (b), (e)	22,297	365	2.25	21,059	400	2.52
Held-to-maturity securities (b)	9,274	171	2.46	11,035	199	2.41
Trading account assets	837	16	2.55	988	24	3.22
Short-term investments	7,412	14.24		2,930	49	2.23
Other investments (e)	642	3.72		639	11	2.18
Total earning assets	145,570	3,581	3.30	128,785	3,974	4.12
Allowance for loan and lease losses	(1403)			(880)
Accrued income and other assets	15,579			14,414
Discontinued assets	794			1,010
Total assets	$160,540			$143,329
Liabilities
NOW and money market deposit accounts	$74,087	194.35		$62,827	431.92
Savings deposits	5,089	2.04		4,767	3.09
Certificates of deposit ($100,000 or more)	5,036	74	1.96	8,046	140	2.33
Other time deposits	4,321	49	1.53	5,506	78	1.90
Total interest-bearing deposits	88,533	319.48		81,146	652	1.07
Federal funds purchased and securities sold under repurchase agreements	821	6.95		262	1.63
Bank notes and other short-term borrowings	1,674	11.87		706	13	2.43
Long-term debt (f), (g)	12,733	225	2.45	13,241	354	3.62
Total interest-bearing liabilities	103,761	561.73		95,355	1020	1.43
Noninterest-bearing deposits	35,922			28,016
Accrued expense and other liabilities	2,518			2,493
Discontinued liabilities (g)	794			1,010
Total liabilities	142,995			126,874
Equity
Key shareholders’ equity	17,545			16,454
Noncontrolling interests	—			1
Total equity	17,545			16,455
Total liabilities and equity	$160,540			$143,329
Interest rate spread (TE)			2.57%			2.69%
Net interest income (TE) and net interest margin (TE)		3,020	2.78%		2,954	3.06%
TE adjustment (b)		21			24
Net interest income, GAAP basis		$2,999			$2,930
(a)Results are from continuing operations. Interest excludes the interest associated with the liabilities referred to in (g) below, calculated using a matched funds transfer pricing methodology.
(b)Interest income on tax-exempt securities and loans has been adjusted to a taxable-equivalent basis using the statutory federal income tax rate of 21% for the nine months ended September 30, 2020, and September 30, 2019, respectively.
(c)For purposes of these computations, nonaccrual loans are included in average loan balances.
(d)Commercial and industrial average balances include $137 million and $139 million of assets from commercial credit cards for the nine months ended September 30, 2020, and September 30, 2019, respectively.
(e)Yield is calculated on the basis of amortized cost.
(f)Rate calculation excludes basis adjustments related to fair value hedges.
(g)A portion of long-term debt and the related interest expense is allocated to discontinued liabilities as a result of applying Key’s matched funds transfer pricing methodology to discontinued operations.
TE = Taxable Equivalent, GAAP = U.S. generally accepted accounting principles

KeyCorp Reports Third Quarter 2020 Profit
October 21, 2020

Noninterest Expense
(dollars in millions)

	Three months ended			Nine months ended
	9/30/2020	6/30/2020	9/30/2019	9/30/2020	9/30/2019
Personnel (a)	$588	$572	$547	$1,675	$1,699
Net occupancy	76	71	72	223	217
Computer processing	59	56	53	170	163
Business services and professional fees	49	49	43	142	132
Equipment	25	25	27	74	75
Operating lease expense	33	34	33	103	91
Marketing	22	24	26	67	69
FDIC assessment	6	8	7	23	23
Intangible asset amortization	15	18	26	50	70
OREO expense, net	(1)	6	3	8	10
Other expense	165	150	102	446	372
Total noninterest expense	$1,037	$1,013	$939	$2,981	$2,921
Average full-time equivalent employees (b)	17,097	16,646	16,898	16,758	17,217
(a)Additional detail provided in Personnel Expense table below.
(b)The number of average full-time equivalent employees has not been adjusted for discontinued operations.

Personnel Expense
(in millions)

	Three months ended			Nine months ended
	9/30/2020	6/30/2020	9/30/2019	9/30/2020	9/30/2019
Salaries and contract labor	$339	$332	$314	$987	$956
Incentive and stock-based compensation	155	162	143	419	430
Employee benefits	93	76	87	261	263
Severance	1	2	3	8	50
Total personnel expense	$588	$572	$547	$1,675	$1,699

KeyCorp Reports Third Quarter 2020 Profit
October 21, 2020

Loan Composition
(dollars in millions)

				Percent change 9/30/2020 vs
	9/30/2020	6/30/2020	9/30/2019	6/30/2020	9/30/2019
Commercial and industrial (a)	$55,025	$58,297	$48,362	(5.6)%	13.8%
Commercial real estate:
Commercial mortgage	13,059	13,465	13,167	(3.0)	(.8)
Construction	1,947	1,919	1,480	1.5	31.6
Total commercial real estate loans	15,006	15,384	14,647	(2.5)	2.5
Commercial lease financing (b)	4,450	4,524	4,470	(1.6)	(.4)
Total commercial loans	74,481	78,205	67,479	(4.8)	10.4
Residential — prime loans:
Real estate — residential mortgage	8,715	8,149	6,527	6.9	33.5
Home equity loans	9,488	9,782	10,456	(3.0)	(9.3)
Total residential — prime loans	18,203	17,931	16,983	1.5	7.2
Consumer direct loans	4,395	4,327	2,789	1.6	57.6
Credit cards	970	974	1,105	(.4)	(12.2)
Consumer indirect loans	5,032	4,722	4,404	6.6	14.3
Total consumer loans	28,600	27,954	25,281	2.3	13.1
Total loans (c), (d)	$103,081	$106,159	$92,760	(2.9)%	11.1%
(a)Loan balances include $128 million, $132 million, and $147 million of commercial credit card balances at September 30, 2020, June 30, 2020, and September 30, 2019, respectively.
(b)Commercial lease financing includes receivables held as collateral for a secured borrowing of $18 million, $18 million, and $10 million at September 30, 2020, June 30, 2020, and September 30, 2019, respectively. Principal reductions are based on the cash payments received from these related receivables.
(c)Total loans exclude loans of $743 million at September 30, 2020, $780 million at June 30, 2020, and $915 million at September 30, 2019, related to the discontinued operations of the education lending business.
(d)Accrued interest of $235 million, $225 million, and $257 million at September 30, 2020, June 30, 2020, and September 30, 2019, respectively, presented in "other assets" on the Consolidated Balance Sheets is excluded from the amortized cost basis disclosed in this table.

Loans Held for Sale Composition
(dollars in millions)

				Percent change 9/30/2020 vs
	9/30/2020	6/30/2020	9/30/2019	6/30/2020	9/30/2019
Commercial and industrial	$336	$419	$195	(19.8)%	72.3%
Real estate — commercial mortgage	1,031	1,107	1,123	(6.9)	(8.2)
Commercial lease financing	1	—	100	N/M	(99.0)
Real estate — residential mortgage	288	250	120	15.2	140.0
Consumer direct loans	68	231	60	(70.6)	13.3
Total loans held for sale (a)	$1,724	$2,007	$1,598	(14.1)%	7.9%
(a)Total loans held for sale include Real estate — residential mortgage loans held for sale at fair value of $288 million at September 30, 2020, $250 million at June 30, 2020, and $120 million at September 30, 2019.

Summary of Changes in Loans Held for Sale
(in millions)

	3Q20	2Q20	1Q20	4Q19	3Q19
Balance at beginning of period	$2,007	$2,143	$1,334	$1,598	$1,790
New originations	3,282	3,621	3,333	3,659	3,222
Transfers from (to) held to maturity, net	75	(15)	200	26	237
Loan sales	(3,583)	(3,679)	(2,649)	(3,933)	(3,602)
Loan draws (payments), net	(57)	(61)	(77)	(18)	(49)
Valuation adjustments	—	(2)	2	2	—
Balance at end of period (a)	$1,724	$2,007	$2,143	$1,334	$1,598
(a)Total loans held for sale include Real estate — residential mortgage loans held for sale at fair value of $288 million at September 30, 2020, $250 million at June 30, 2020, $152 million at March 31, 2020, $140 million at December 31, 2019, and $120 million at September 30, 2019.

KeyCorp Reports Third Quarter 2020 Profit
October 21, 2020

Summary of Loan and Lease Loss Experience From Continuing Operations
(dollars in millions)

	Three months ended			Nine months ended
	9/30/2020	6/30/2020	9/30/2019	9/30/2020	9/30/2019
Average loans outstanding	$104,919	$107,941	$91,956	$103,018	$90,805
Allowance for loan and lease losses at the end of the prior period	$1,708	$1359	$890	$900	$883
Cumulative effect from change in accounting principle (a)	—	—	—	204	—
Allowance for loan and lease losses at the beginning of the period	1,708	1,359	890	1,104	883
Loans charged off:
Commercial and industrial	101	71	176	232	242

Real estate — commercial mortgage	13	2	—	18	6
Real estate — construction	—	—	—	—	4
Total commercial real estate loans	13	2	—	18	10
Commercial lease financing	10	4	1	16	25
Total commercial loans	124	77	177	266	277
Real estate — residential mortgage	—	2	1	2	3
Home equity loans	4	2	6	10	16
Consumer direct loans	8	10	10	30	30
Credit cards	9	12	11	32	34
Consumer indirect loans	6	7	8	22	24
Total consumer loans	27	33	36	96	107
Total loans charged off	151	110	213	362	384
Recoveries:
Commercial and industrial	9	5	6	19	22

Real estate — commercial mortgage	2	—	—	3	2
Total commercial real estate loans	2	—	—	3	2
Commercial lease financing	—	1	1	1	4
Total commercial loans	11	6	7	23	28
Real estate — residential mortgage	1	—	—	1	1
Home equity loans	3	1	2	6	6
Consumer direct loans	2	2	2	6	5
Credit cards	2	2	2	6	6
Consumer indirect loans	4	3	4	12	13
Total consumer loans	12	8	10	31	31
Total recoveries	23	14	17	54	59
Net loan charge-offs	(128)	(96)	(196)	(308)	(325)
Provision (credit) for loan and lease losses	150	445	199	934	335
Allowance for loan and lease losses at end of period	$1,730	$1,708	$893	$1,730	$893

Liability for credit losses on lending-related commitments at the end of the prior period	$198	$161	$64	$68	$64
Liability for credit losses on contingent guarantees at the end of the prior period	—	—	—	7	—
Cumulative effect from change in accounting principle (a), (b)	—	—	—	66	—
Liability for credit losses on lending-related commitments at beginning of period	198	161	64	141	64
Provision (credit) for losses on lending-related commitments	10	37	1	67	1
Liability for credit losses on lending-related commitments at end of period (c)	$208	$198	$65	$208	$65

Total allowance for credit losses at end of period	$1,938	$1,906	$958	$1,938	$958

Net loan charge-offs to average total loans	.49%	.36%	.85%	.40%	.48%
Allowance for loan and lease losses to period-end loans	1.68	1.61	.96	1.68	.96
Allowance for credit losses to period-end loans	1.88	1.80	1.03	1.88	1.03
Allowance for loan and lease losses to nonperforming loans	207.4	224.7	152.6	207.4	152.6
Allowance for credit losses to nonperforming loans	232.4	250.8	163.8	232.4	163.8

Discontinued operations — education lending business:
Loans charged off	—	$2	$1	$4	$9
Recoveries	—	2	1	3	3
Net loan charge-offs	—	—	—	$(1)	$(6)
(a)The cumulative effect from change in accounting principle relates to the January 1, 2020, adoption of ASU 2016-13.
(b)The nine months ended September 30, 2020, amount excludes $4 million related to the provision for other financial assets.
(c)Included in "Accrued expense and other liabilities" on the balance sheet.

KeyCorp Reports Third Quarter 2020 Profit
October 21, 2020

Asset Quality Statistics From Continuing Operations
(dollars in millions)
	3Q20	2Q20	1Q20	4Q19	3Q19
Net loan charge-offs	$128	$96	$84	$99	$196
Net loan charge-offs to average total loans	.49%	.36%	.35%	.42%	.85%
Allowance for loan and lease losses	$1,730	$1,708	$1,359	$900	$893
Allowance for credit losses (a)	1,938	1,906	1,520	968	958
Allowance for loan and lease losses to period-end loans	1.68%	1.61%	1.32%	.95%	.96%
Allowance for credit losses to period-end loans	1.88	1.80	1.47	1.02	1.03
Allowance for loan and lease losses to nonperforming loans	207.4	224.7	215.0	156.0	152.6
Allowance for credit losses to nonperforming loans	232.4	250.8	240.5	167.8	163.8
Nonperforming loans at period end	$834	$760	$632	$577	$585
Nonperforming assets at period end	1,003	951	844	715	711
Nonperforming loans to period-end portfolio loans	.81%	.72%	.61%	.61%	.63%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets	.97	.89	.82	.75	.77
(a)Includes the allowance for loan and lease losses plus the liability for credit losses on lending-related commitments.

Summary of Nonperforming Assets and Past Due Loans From Continuing Operations
(dollars in millions)
	9/30/2020	6/30/2020	3/31/2020	12/31/2019	9/30/2019
Commercial and industrial	$459	$404	$277	$264	$238

Real estate — commercial mortgage	104	91	87	83	92
Real estate — construction	1	1	2	2	2
Total commercial real estate loans	105	92	89	85	94
Commercial lease financing	6	9	5	6	7
Total commercial loans	570	505	371	355	339
Real estate — residential mortgage	96	89	89	48	42
Home equity loans	146	141	143	145	179
Consumer direct loans	3	3	4	4	3
Credit cards	2	2	3	3	2
Consumer indirect loans	17	20	22	22	20
Total consumer loans	264	255	261	222	246
Total nonperforming loans	834	760	632	577	585
OREO	105	112	119	35	39
Nonperforming loans held for sale	61	75	89	94	78
Other nonperforming assets	3	4	4	9	9
Total nonperforming assets	$1,003	$951	$844	$715	$711
Accruing loans past due 90 days or more	73	87	128	97	54
Accruing loans past due 30 through 89 days	336	419	393	329	366
Restructured loans — accruing and nonaccruing (a)	306	310	340	347	347
Restructured loans included in nonperforming loans (a)	168	166	172	183	176
Nonperforming assets from discontinued operations — education lending business	6	7	7	7	7
Nonperforming loans to period-end portfolio loans	.81%	.72%	.61%	.61%	.63%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets	.97	.89	.82	.75	.77
(a)Restructured loans (i.e., troubled debt restructuring) are those for which Key, for reasons related to a borrower’s financial difficulties, grants a concession to the borrower that it would not otherwise consider. These concessions are made to improve the collectability of the loan and generally take the form of a reduction of the interest rate, extension of the maturity date or reduction in the principal balance.

Summary of Changes in Nonperforming Loans From Continuing Operations
(in millions)
	3Q20	2Q20	1Q20	4Q19	3Q19
Balance at beginning of period	$760	$632	$577	$585	$561
Loans placed on nonaccrual status (a)	387	293	219	268	271
Charge-offs	(150)	(111)	(100)	(114)	(91)
Loans sold	(6)	(5)	(4)	(1)	—
Payments	(83)	(29)	(31)	(59)	(37)
Transfers to OREO	—	—	(3)	(3)	(4)
Transfers to nonperforming loans held for sale	—	—	—	(47)	(78)
Loans returned to accrual status	(74)	(20)	(26)	(52)	(37)
Balance at end of period	$834	$760	$632	$577	$585
(a)Purchase credit impaired (PCI) loans meeting nonperforming criteria were historically excluded from Key's nonperforming disclosures. As a result of CECL implementation on January 1, 2020, PCI loans became purchased credit deteriorated (PCD) loans. PCD loans that met the definition of nonperforming are now included in nonperforming disclosures, resulting in a $45 million increase in nonperforming loans in the first quarter of 2020.

KeyCorp Reports Third Quarter 2020 Profit
October 21, 2020

Line of Business Results
(dollars in millions)

						Percentage change 3Q20 vs.
	3Q20	2Q20	1Q20	4Q19	3Q19	2Q20	3Q19
Consumer Bank
Summary of operations
Total revenue (TE)	$871	$841	$820	$825	$833	3.6%	4.6%
Provision for credit losses	(16)	167	140	55	48	N/M	N/M
Noninterest expense	571	555	542	550	529	2.9	7.9
Net income (loss) attributable to Key	241	91	105	168	196	164.8	23.0
Average loans and leases	41,471	39,197	35,197	34,148	32,760	5.8	26.6
Average deposits	83,175	79,502	73,320	73,561	72,995	4.6	13.9
Net loan charge-offs	23	39	43	43	40	(41.0)	(42.5)
Net loan charge-offs to average total loans	.22%	.40%	.49%	.50%	.48%	N/A	N/A
Nonperforming assets at period end	$332	$342	$306	$354	$354	(2.9)	(6.2)
Return on average allocated equity	27.03%	10.45%	12.26%	19.64%	23.22%	N/A	N/A

Commercial Bank
Summary of operations
Total revenue (TE)	$804	$857	$630	$771	$780	(6.2)%	3.1%
Provision for credit losses	163	314	218	38	32	(48.1)	409.4
Noninterest expense	443	438	358	393	378	1.1	17.2
Net income (loss) attributable to Key	160	101	63	311	301	58.4	(46.8)
Average loans and leases	62,925	68,038	60,082	58,535	58,215	(7.5)	8.1
Average loans held for sale	1,383	2,012	1,607	1,465	1,325	(31.3)	4.4
Average deposits	51,238	47,685	36,256	38,224	36,204	7.5	41.5
Net loan charge-offs	104	57	40	39	35	82.5	197.1
Net loan charge-offs to average total loans	.66%	.34%	.27%	.26%	.24%	N/A	N/A
Nonperforming assets at period end	$616	$407	$402	$351	$351	51.4	75.5
Return on average allocated equity	12.57%	8.41%	5.40%	26.40%	26.18%	N/A	N/A
TE = Taxable Equivalent, N/A = Not Applicable, N/M = Not Meaningful

Notable Items
(in millions)

	Three months ended			Nine months ended
	9/30/2020	6/30/2020	9/30/2019	9/30/2020	9/30/2019
Provision for credit losses	—	—	$(123)	—	$(123)

Efficiency initiative expenses	—	—	—	—	(76)
Laurel Road acquisition expenses	—	—	—	—	(2)
Total notable items	—	—	(123)	—	(201)
Income taxes	—	—	(29)	—	(47)
Total notable items, after tax	—	—	$(94)	—	$(154)